EXHIBIT 10.03(d)(iii)


                            PERSONAL AND CONFIDENTIAL





                                     January 31, 1997


Mr. David H. Fater
751 Saint George's Court
Naples, FL 33963

Dear David:

This is to summarize our agreement concerning the terms of your separation from Community Care of America, Inc. (the "Company"). By signing this document, you agree to the following:

1. By your execution hereof, you hereby confirm your resignation as an employee and officer of the Company and its subsidiaries, and as a director of its subsidiaries, effective as of January 31, 1997 (the "Termination Date").

2. In full satisfaction of any and all amounts now or hereafter payable to you under the Company's Supplemental Deferred Compensation Plan, the Company shall pay to you a total sum of $25,000, payable in four equal installments of $6,250 each, such installments to be paid on March 15, 1997, March 31, 1997, April 15, 1997, and April 30, 1997, respectively. It is agreed that the Company's agreement to make such payments is in cancellation of the prior promissory note of the Company to you dated September 13, 1996, in the principal amount of $125,000, and the replacement note of the Company in the same principal amount dated January 2, 1997. You agree to deliver back to the Company for cancellation both of the said promissory notes upon your execution of this Letter Agreement.

3. The Company hereby agrees: (i) to pay to you the amount of $6,000.00 in full satisfaction of all obligations owed to you pursuant to the consulting arrangement with ALDA, Inc., which amount shall be paid to you in four equal installments of $1,500 each, with each installment to be paid, respectively, on the same installment dates as provided for the payments under Paragraph 3 hereof, and (ii) to pay to you or to health care providers, as appropriate, any amounts owing pursuant to the Company's health care plans, including the Exec-u-Care Plan, which have accrued as of the date hereof.

4. The Company will pay to you a severance payment representing three (3) weeks salary in the total amount of $12,454.00, which amount shall be paid in two equal installments of $6,227 each, the first such installment to be paid within five days following the execution of this agreement, and the second such installment to be paid on February 28, 1997.

Mr. David H. Fater
January 31, 1997
Page 2


5. You agree not to disclose to any person or entity any trade, technical or technological secrets, details of organization, business affairs, or other information of a proprietary or confidential nature relating to the business of or belonging to the Company, its subsidiaries or affiliates. You agree not to malign or make negative statements about the Company or any of its officers, directors or employees. You agree to make only positive statements about the Company and its officers, directors and employees, and to act generally as a goodwill ambassador for the Company.

6. You, for yourself, your heirs and assigns, do hereby waive, relinquish, release, acquit and forever discharge the Company, its subsidiaries, affiliates, shareholders, directors, officers and employees of and from any and all claims or rights that you may have or ever had against any of them, whether arising in respect of your employment, termination, compensation, benefits, or otherwise, including, without limitation, any claims arising under any employment agreement or under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, or any similar federal or state laws, rules, or regulations.

7. You agree that you will continue to be bound by all of the covenants and restrictions set forth in Article IV of your Employment Agreement, dated April__, 1996, with the Company (the "Employment Agreement"). Except for the said Article IV and except for Article VI of the Employment Agreement, the provisions of which shall also be applicable to this Letter Agreement, all remaining terms and provisions of the Employment Agreement are hereby terminated effective as of the Termination Date. For purposes of the notices provision of Article VI of the Employment Agreement (and for any notices hereunder), your address is as follows until we are notified otherwise pursuant to said Article VI:

               751 Saint George's Court
               Naples, FL 33963

8. In the event that you materially violate any of the covenants contained in this Letter Agreement, the Company may, at its election, forthwith cease providing you with any of the payments under this Letter Agreement. In addition, you acknowledge and agree that the amount of damages in the event of your breach of this Letter Agreement will be difficult, if not impossible, to ascertain. You therefore agree that the Company, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining any breach of the covenants made by you in this Letter Agreement.

Mr. David H. Fater
January 31, 1997
Page 3

9. We have advised you of your right to consult an attorney. If you do not choose to consult an attorney before execution of this Letter Agreement, you have knowingly waived that right.

10. You acknowledge that you have read this Letter Agreement, understand its contents, and have been given a period of 21 days to review and consider this agreement, ask questions and have problems resolved.

11.  You  acknowledge   that  you  are  entering  into  this  Letter   Agreement
     voluntarily and not as a result of any pressure, coercion or duress.

12. For a period of seven (7) days following your execution of this Letter Agreement, you may revoke this Letter Agreement by written notice to the Company. The Letter Agreement shall not become effective or enforceable until the seven (7) day revocation period has ended.

13.  This Letter  Agreement  sets forth the entire  agreement and  understanding
     between  us  and  shall  supersede  all  prior  agreements,   documents  or
     discussions with respect to the matters herein covered. This Letter Agreement may be amended, modified, or waived only by an instrument in writing signed by the parties hereto.

                                             Sincerely,

                                             COMMUNITY CARE OF AMERICA, INC.


                                             By:/s/ Gary W. Singleton
                                                ------------------------
                                             Title:CEO

AGREED TO AND ACCEPTED:


 /s/ David H. Fater     2/20/97
 ------------------------------
David H. Fater          Date


cc: Personnel File